EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








To Whom It May Concern:                                       December 01, 2005



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of August 5, 2004, accompanying the audited financial statements of Flickering Star Financial, Inc., as at December 31, 2002 and December 31, 2003, in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
    ________________________
    Kyle L. Tingle, CPA, LLC

















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com